Exhibit 10.4

Portions of this Exhibit have been redacted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

August 6, 2019

Prasco, LLC
6125 Commerce Court
Mason, Ohio 45040
Attention: Chairman

Re:    Termination of Distribution and Supply Agreement

Dear Mr. Arington:

This letter (this “Letter”) is in reference to tn Distribution and Supply Agreement, by and between AMAG Pharmaceuticals, Inc. (“AMAG”) and Prasco, LLC (“Prasco”), dated as of December 20, 2017 (the “Agreement”) pursuant to which Prasco purchased and sold an authorized generic version of AMAG’s Makena® (hydroxyprogesterone caproate injection). All capitalized terms used but not defined herein shall have the meaning as set forth in the Agreement.

AMAG and Prasco have mutually determined that the arrangements contemplated by the Agreement are no longer in their best interests due to the commercial viability of the Product and, therefore, AMAG and Prasco have mutually agreed to terminate the Agreement pursuant to Section 10.4 of the Agreement effective as of August 6, 2019 (the “Termination Date”). The Parties hereby agree that, except as set forth in Section 12.2 of the Agreement and the agreements set forth in this Letter, the Agreement, including all of the rights and obligations of AMAG and Prasco thereunder, shall terminate and be of no further force and effect, and neither AMAG nor any of its affiliates has or will have any further liability or obligation to Prasco or any of its affiliates in connection with the Agreement effective as of the Termination Date.

In connection with the termination of the Agreement: (1) notwithstanding Section 10.8(i) of the Agreement, any outstanding Firm Order shall be automatically cancelled, and Manufacturer shall have no further obligation to supply Product, and Prasco shall have no further obligation to purchase Product, (2) the authorized sell-off period set forth in Section 10.8(iii) shall be extended such that Prasco shall be authorized and permitted to sell any remaining inventory of Product following the Termination Date [***] (the “Sell-Off Period”) subject to its obligations to share profits with AMAG pursuant to the Agreement, and (3) the Parties shall cooperate to effect an orderly wind-down of activities under the Agreement, including, at [***], the return or destruction of any remaining inventory not sold during the Sell-Off Period and [***] for such remaining inventory.

The terms of this Letter shall be deemed Confidential Information under the Agreement, and shall be subject to the provisions of Article 11 of the Agreement. This Letter may be executed and delivered in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Any counterpart which may be delivered by facsimile or e-mail PDF shall be deemed the equivalent of an originally signed counterpart. This Letter shall constitute the entire agreement among the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. Each Party hereto acknowledges that, in entering into this Letter, it has not relied upon any representation or warranty made by the other Party, or any other person on such other Party’s behalf other than as set forth herein. This Letter shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.

[Signature Page Follows]

Please acknowledge your agreement to the foregoing by signing your name in the space provided below and returning a copy to me.

Very truly yours,
AMAG PHARMACEUTICALS, INC.

By:_/s/ Ted Myles________________________
Name: Ted Myles
Title: EVP & Chief Financial Officer

ACCEPTED AND AGREED

PRASCO, LLC

By:__/s/ E. Thomas Arington______
Name: E. Thomas Arington
Title: Chairman

Cc:
Jonathan M. Lapps
Scott Fruechtemeyer
Tony Casciano
Joseph D. Vittiglio
Kyle Haraldsen